UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

MERISEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In a current report on Form 8-K filed by Merisel, Inc. (the "Company") on April 1, 2008, the Company disclosed that it had entered into a merger agreement dated as of March 28, 2008 (the "Merger Agreement") with TU Holdings, Inc. ("TU Holdings"), an affiliate of American Capital Strategies, Ltd. ("ACAS"), and TU Merger, Inc., a wholly-owned subsidiary of TU Holdings. The Merger Agreement provides that, among other things, subject to the terms and conditions thereof, TU Merger, Inc. would merge with and into the Company and each share of the Company's common stock issued and outstanding immediately prior to the merger would be converted into the right to receive $5.75 in cash, resulting in the Company becoming a wholly-owned subsidiary of TU Holdings, Inc. A copy of the Merger Agreement is attached as Exhibit 2.1 to the Form 8-K filed by the Company on April 1, 2008 and this description thereof if qualified in its entirety by reference thereto.

In connection with a special meeting of the holders of common stock of the Company called for the purpose of adopting the Merger Agreement (the "Special Meeting"), scheduled for June 10, 2008, the Company filed a definitive proxy statement with the Securities and Exchange Commission on May 9, 2008 (the "Proxy Statement"), and disseminated the same to stockholders entitled to vote at the Special Meeting. The Company's stockholders and investors are urged to read the Proxy Statement because it contains important information about Merisel, the Merger and related matters. Investors and stockholders may obtain free copies of the Proxy Statement and other documents filed with the SEC at the SEC's website at www.sec.gov. A free copy of the Proxy Statement may also be obtained from Merisel, Inc., 127 West 30th Street, 5th Floor, New York, New York 10001, Attn. Jon Peterson.

In a current report on Form 8-K filed by the Company on June 2, 2008, the Company disclosed that on May 30, 2008 it had received a letter from ACAS (the "May 30th Letter"), claiming, among other things, that the Company has experienced a Company Material Adverse Effect (as defined the Merger Agreement) and that, as a result, the conditions to the obligation of TU Holdings to consummate the Merger will not be satisfied.

On June 5, 2008, a representative of the Company, on behalf of the Company, sent a letter (the "June 5th Letter") to ACAS's counsel responding to the May 30th Letter and disputing ACAS's claims made in the May 30th Letter. In addition, in the June 5th Letter, the Company reiterated its belief that the Company has not and is not experiencing a Material Adverse Effect, that it is in compliance with all of its obligations under the Merger Agreement and the Company's expectation for ACAS to consummate the transactions contemplated by the Merger Agreement. The Company believes that the Merger Agreement remains in full force and effect and that Merisel has performed, and is performing, all of its obligations under, and is not in violation of, the Merger Agreement. If TU Holdings breaches its covenant to consummate the Merger contained in the Merger Agreement, and Merisel terminates the Merger Agreement on account of such breach, TU Holdings and ACAS are obligated to pay Merisel a $3.5 million reverse termination fee. However, Merisel cannot compel TU Holdings or ACAS to complete the Merger; in the event of such breach by TU Holdings Merisel will only be entitled to the reverse termination fee in accordance with the terms of the Merger Agreement. A more detailed discussion of the provisions contained in the Merger Agreement with respect to the reverse termination fee and the remedies available to Merisel is set forth in the sections entitled "The Merger Agreement – Effects of Terminating the Merger Agreement" and "The Merger Agreement – Limited Remedies; Maximum Recovery" in the Proxy Statement. The June 5th Letter is attached hereto as Exhibit 99.1 and this description thereof is qualified in its entirety by reference to the same.

The information in this Current Report on Form 8-K under this Item 8.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Forward-Looking Statements

This Report and the exhibits furnished herewith contain "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by the use of words such as "expects," "believes," "anticipates," or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans, expectations and projections about future events, outcomes and trends. As such, they are subject to numerous risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or failure to complete the Merger. Actual events, results and performance may be significantly different from expectations. The Company undertakes no obligation to update any such forward-looking statements. The risk factors listed in the Proxy Statement and in Merisel's annual report on Form 10-K for the year ended December 31, 2006 and subsequently filed Forms 10-Q and 8-K also provide examples of risks, uncertainties and events that

2

could cause actual events, outcomes and results to differ materially from those contained in forward-looking statements. The forward-looking statements made herein are only made as of the date of this report and the Company undertakes no obligation to update such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit Title

99.1	Letter, dated June 5, 2008, to American Capital Strategies, Ltd.'s counsel

3

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merisel, Inc.

Date: June 6, 2008	By:	/s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chairman, Chief Executive Officer and President

By:	/s/ Jon H. Peterson
Name: Jon H. Peterson
Title: Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Letter, dated June 5, 2008, to American Capital Strategies, Ltd.'s counsel

5